SHORT TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/12/01	Verizon Wireless

Shares            Price         Amount
7,200,000	  $99.525	$7,165,800

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A        N/A		 0.29% 	             0.72%

Broker
Salomon Smith Barney, Inc.

Underwriters of Verizon Wireless

Underwriters *     	                Principal Amount *
Total     			          $2,500,000,000

* Principal Amount of underwriters were not available at time of filing



SHORT TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
02/13/02	Americredit Automobile Receivables Trust

Shares            Price         Amount
7,200,000	  $100.00	$7,200,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A        N/A		1.44%	             9.40%

Broker
First Boston Brokerage

Underwriters of Americredit Automobile Receivables Trust

Underwriters      	                Principal Amount
Barclays Capital, Inc.                       $83,500,000
Credit Suisse First Boston                    83,500,000
Banc of America Securities, LLC               83,500,000
Deutsche Banc Alex. Brown, Inc.               83,500,000
First Union Securities, Inc.                  83,500,000
Merrill Lynch Co., Inc.                       83,500,000
Total                                       $500,000,000

SHORT TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/06/02	Weyerhauser Co.

Shares            Price         Amount
3,200,000 	  $100.00	$3,200,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
N/A         N/A		 0.64%	           3.24%

Broker
Morgan Stanley Dean Witter & Co.

Underwriters of Weyerhauser Co.

Underwriters *     	             Principal Amount *
Total                                    $500,000,000

* Principal Amount of underwriters were not available at time of filing



SHORT TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/15/02	Republic of Italy

Shares            Price         Amount
12,600,000     	  $99.594	$12,548,844

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
N/A	    N/A	          0.63%		    1.41%

Broker
Merrill Lynch & Co., Inc.

Underwriters of Republic of Italy

Underwriters *     	             Principal Amount *
Total   		               $2,000,000,000

* Principal Amount of underwriters were not available at time of filing